UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2008

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-28782	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

157 Technology Drive, Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 788-6700

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2008, Spectrum Pharmaceuticals, Inc. (“Spectrum”) and Cell Therapeutics, Inc. (“CTI”) closed their previously-announced transaction to enter into a 50/50-owned joint venture (the “Joint Venture”) whose purpose is to commercialize and develop Zevalin® (ibritumomab tiuxetan) (the “Zevalin Product”) in the United States. The Joint Venture will be conducted through a newly-formed Delaware limited liability company, RIT Oncology, LLC (“RIT”), of which Spectrum and CTI were each issued a 50% membership interest upon the closing of the Joint Venture transaction. CTI previously acquired the U.S. rights to develop, market and sell the Zevalin Product from Biogen IDEC Inc. (“Biogen”) on December 21, 2007, pursuant to the terms of an Asset Purchase Agreement, dated as of August 15, 2007 (the “CTI/Biogen APA”), between CTI and Biogen.

The closing of the Joint Venture transaction was effected pursuant to the terms of the previously-disclosed Purchase and Formation Agreement, dated as of November 26, 2008 (the “Purchase Agreement”), by and among Spectrum, CTI and RIT. A copy of the Purchase Agreement is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Upon the closing of the Joint Venture transaction, CTI contributed the Zevalin Product assets to the Joint Venture in exchange for a 50% membership interest in the Joint Venture and the cash payments to CTI noted below. CTI received an initial cash payment of $7.5 million at the closing of the Joint Venture transaction on December 15, 2008, and will receive an additional $7.5 million cash payment in early January 2009. CTI may also receive up to an additional $15.0 million in product sales milestone payments upon achievement of certain net sales targets.

At the closing of the Joint Venture transaction, Spectrum and CTI entered into an amended and restated operating agreement for RIT (the “LLC Agreement”), which sets forth the terms of governance, capital contributions and distributions and certain buy-out and put rights, among other things, with respect to the Joint Venture and the members’ respective interests therein. Pursuant to the terms of the LLC Agreement, a Board of Managers comprised of an equal number of members appointed by Spectrum and by CTI will govern the Joint Venture. Additionally, both Spectrum and CTI are to equally provide for the future capital requirements of the Joint Venture and share equally in the profits and losses of the Joint Venture.

Pursuant to the terms of the LLC Agreement, CTI has the option, which may be exercised by CTI any time from January 15, 2009 through July 15, 2009 and is subject to certain conditions, to sell all of its membership interest in the Joint Venture to Spectrum. If CTI exercises its option, then Spectrum will be required to purchase CTI’s membership interest in the Joint Venture for $18.0 million, subject to adjustment for any amounts owed between RIT and CTI at the time of sale.

The LLC Agreement also provides that upon the occurrence of certain triggering events with respect to a particular member (which events relate to the member undergoing a bankruptcy or similar event or the member failing to make required levels of budgeted capital contributions to the Joint Venture), the other member may elect, subject to certain conditions, (i) to purchase all of the first member’s membership interest in the Joint Venture, or (ii) to cause the dissolution of the Joint Venture. If upon such a triggering event the second member elects to purchase the first member’s membership interest in the Joint Venture, the purchase price will be (i) $18.0 million if the notice of election is delivered on or before December 31, 2009, or (ii) equal to two and one-half (2 1/2) times the Joint Venture’s net sales of the Zevalin Product for the twelve (12) month period preceding the month in which the purchase occurs if the notice of election is delivered on or after January 1, 2010, in either case subject to adjustment for any amounts owed between the selling member and RIT at the time of sale.

In connection with obtaining the required consent of Biogen to the Joint Venture transaction, Spectrum, CTI and RIT each entered into certain agreements with Biogen. Such agreements included, without limitation, (a) a First Amendment to Asset Purchase Agreement, dated as of December 9, 2008 (the “APA Amendment”), by and between CTI and Biogen, which as described below modifies a milestone payment provision of the CTI/Biogen APA, (b) a First Amendment to Supply Agreement, dated as of December 15, 2008 (the “Supply Agreement Amendment”), by and between CTI and Biogen, which as described below modifies certain provisions of the Supply Agreement, dated December 21, 2007 (the “CTI/Biogen Supply Agreement”), by and between CTI and Biogen, (c) a Security Agreement, dated as of December 15, 2008 (the “RIT Security Agreement”), by and between RIT and Biogen as described below, and (d) a Guarantee, dated as of December 15, 2008 (the “Spectrum Guarantee”), by Spectrum for the benefit of Biogen as described below.

Prior to entering into the APA Amendment, the CTI/Biogen APA provided that upon reaching a certain FDA approval milestone with respect to the Zevalin Product, CTI would be required to pay Biogen an additional purchase price payment of $10.0 million. As a result of the APA Amendment, that requirement was modified to provide that (i) concurrently with the execution of the APA Amendment, CTI was required to pay Biogen $0.2 million (which was reimbursed to CTI by RIT from the initial capital contributions made by CTI and Spectrum), (ii) upon the closing of the Joint Venture CTI was required to pay Biogen an additional $2.0 million (which was paid by RIT as successor to CTI under the APA Amendment), (iii) upon the achievement of the specified FDA approval milestone, RIT (as successor to CTI) will be required to pay Biogen an additional amount of $5.5 million if the milestone event occurs in 2008 or 2009 (provided that RIT may elect to defer any such payment until January 1, 2010, but upon such election the required payment will increase to $6.0 million), $7.0 million if the milestone event occurs in 2010, $9.0 million if the milestone event occurs in 2011, or $10.0 million if the milestone event occurs in 2012 or later. No other material terms of the CTI/Biogen APA were modified by the APA Amendment. CTI’s rights and obligations, including its payment obligations to Biogen, under both the CTI/Biogen APA and the APA Amendment were assigned to and assumed by RIT in connection with the closing of the Joint Venture transaction.

The Supply Agreement Amendment modified certain of the pricing and manufacturing technology transfer terms contained in the CTI/Biogen Supply Agreement and also provided that the term of the agreement may be shortened in some instances in the event of a mid-term manufacturing technology transfer. CTI’s rights and obligations, including its payment obligations to Biogen, under both the CTI/Biogen Supply Agreement and the Supply Agreement Amendment were assigned to and assumed by RIT in connection with the closing of the Joint Venture transaction.

On December 15, 2008, and in connection with obtaining the required consent of Biogen as noted above, RIT and Biogen entered into the RIT Security Agreement and Spectrum delivered the Spectrum Guarantee for the benefit of Biogen. Pursuant to the RIT Security Agreement, RIT granted to Biogen a first priority security interest in all of RIT’s assets, including the assets contributed to RIT by CTI in connection with the closing of the Joint Venture transaction, to secure certain payment, indemnification and other obligations of RIT to Biogen. Pursuant to the terms of the Spectrum Guarantee, Spectrum has, among other things, jointly and severally guaranteed the payment and performance all of RIT’s obligations to Biogen (including its obligations as assignee of CTI under all contractual arrangements between CTI and Biogen that were assigned to and assumed by RIT in connection with the closing of the Joint Venture transaction). CTI issued a substantially identical guarantee to Biogen.

At the closing of the Joint Venture transaction on December 15, 2008, each of Spectrum and CTI pledged their respective membership interests in the Joint Venture to each other to secure certain obligations under the Purchase Agreement, the LLC Agreement and the security agreements with Biogen described above.

The agreements described herein may contain representations, warranties and covenants of Spectrum and the other parties thereto. The representations, warranties and covenants contained therein were, unless otherwise expressly stated therein, made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations and exceptions agreed by the parties to such agreements, including being qualified by disclosures exchanged by the parties thereto. The representations and warranties may have been made for the purposes of allocating risk among the parties thereto instead of establishing such matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or others. No one other than the parties to such agreement and any express third party beneficiaries identified therein should rely on such representations, warranties and covenants, or any descriptions thereof, as characterizations of the actual state of facts or conditions regarding any party thereto or their respective assets or businesses.

A copy of the press release issued by Spectrum to announce the closing of the Joint Venture transaction is attached as Exhibit 99.1 hereto.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” “expect,” “believe,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Spectrum’s expectations, goals or intentions regarding the future, including but not limited to statements regarding the Joint Venture. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. In particular, Spectrum can provide no assurances that it will be able to realize the benefits anticipated from the transaction. Risks that could affect forward-looking statements also include those related to the parties’ ability to successfully operate the Joint Venture, changes in laws and regulations and general economic conditions. Additional factors that could cause actual results to differ are described in further detail in Spectrum’s reports filed with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K for the year ended December 31, 2007 and its subsequent Quarterly Reports on Form 10-Q. All forward looking statements in this Current Report on Form 8-K speak only as of the date hereof. Spectrum does not plan to update any such forward-looking statements and expressly disclaims any duty to update the information contained herein except as required by law.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information disclosed under Item 1.01 hereof is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 hereof is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The information required by Item 9.01(a) will be filed by amendment as soon as practicable no later than 71 calendar days after the date on which this initial report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

The information required by Item 9.01(b) will be filed by amendment as soon as practicable no later than 71 calendar days after the date on which this initial report on Form 8-K was required to be filed.

(d) Exhibits.

2.1	Purchase and Formation Agreement, dated as of November 26, 2008, by and among Spectrum Pharmaceuticals, Inc., Cell Therapeutics, Inc. and RIT Oncology, LLC* (Schedules and similar attachments omitted pursuant to Item 601(b)(2) of Regulation S-K. Spectrum will furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.)

99.1	Press Release dated December 16, 2008.

*	The registrant has requested confidential treatment with respect to portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 19, 2008	SPECTRUM PHARMACEUTICALS, INC.
	By:	/s/ Shyam Kumaria

Name: Shyam Kumaria
Title: V.P. Finance

Exhibit List

2.1	Purchase and Formation Agreement, dated as of November 26, 2008, by and among Spectrum Pharmaceuticals, Inc., Cell Therapeutics, Inc. and RIT Oncology, LLC* (Schedules and similar attachments omitted pursuant to Item 601(b)(2) of Regulation S-K. Spectrum will furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.)

99.1	Press Release dated December 16, 2008.

*	The registrant has requested confidential treatment with respect to portions of this exhibit.